EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

Board of Directors and Audit Committee
Meta Financial Group, Inc.

We consent to the incorporation by reference in the Meta Financial Group, Inc. Registration Statement on Form S-3 (No. 333-164997) and the Registration Statements on Form S-8 pertaining to the Meta Financial Group, Inc. 1995 Stock Option and Incentive Plan (No. 333-22523) and the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan (No. 333-110200, No. 333-141407, and No. 333-151604), of our report dated December 13, 2010, with respect to the consolidated statement of financial condition of Meta Financial Group, Inc. as of September 30, 2010 and 2009, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity, and cash flows for the three-year period ended September 30, 2010 which report appears in the September 30, 2010 Annual Report on Form 10-K of Meta Financial Group, Inc. and subsidiaries.

Des Moines, Iowa
December 13, 2010